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                            SHARE PURCHASE AGREEMENT

                                      Among

                         DeCRANE AIRCRAFT HOLDINGS, INC.

                                       and

                 THE SEVERAL PURCHASERS NAMED IN ANNEX I HERETO




                          Dated as of November 2, 1994


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                                TABLE OF CONTENTS




                                                                           Page
                                                                           ----


ARTICLE I      THE SHARES. . . . . . . . . . . . . . . . . . . . . . . . . .  1
               SECTION 1.01. Purchase and Sale of Shares . . . . . . . . . .  1
               SECTION 1.02. Closing Date. . . . . . . . . . . . . . . . . .  1

ARTICLE 11     REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
               SECTION 2.01. Organization, Qualifications
                             and Corporate Power . . . . . . . . . . . . . .  2
               SECTION 2.02. Authorization  of Agreement,
                             Etc.. . . . . . . . . . . . . . . . . . . . . .  3
               Section 2.03. Validity. . . . . . . . . . . . . . . . . . . .  3
               Section 2.04. Capital Stock . . . . . . . . . . . . . . . . .  3
               Section 2.05. Financial Statements. . . . . . . . . . . . . .  6
               Section 2.06. Offering of the Shares. . . . . . . . . . . . .  6
               Section 2.07. Governmental Approvals. . . . . . . . . . . . .  6
               Section 2.08. Disclosure. . . . . . . . . . . . . . . . . . .  7
               Section 2.09. Litigation. . . . . . . . . . . . . . . . . . .  7
               Section 2.10. Performance . . . . . . . . . . . . . . . . . .  7
               Section 2.11. Title to Assets . . . . . . . . . . . . . . . .  7

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. . . . . . .  8
               SECTION 3.01. Investment Representations. . . . . . . . . . .  8

ARTICLE IV     CONDITIONS TO THE OBLIGATIONS OF THE
               PURCHASERS AND THE COMPANY. . . . . . . . . . . . . . . . . .  8
               SECTION 4.01. Conditions to the Obligations
                             of the Purchasers at Closing. . . . . . . . . .  8
               SECTION 4.02. Conditions to the Obligations of
                             the Company at the Closing. . . . . . . . . . .  9

ARTICLE V      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 10
               SECTION 5.01. Expenses. . . . . . . . . . . . . . . . . . . . 10
               SECTION 5.02. Survival of Agreements. . . . . . . . . . . . . 10
               SECTION 5.03. Brokerage . . . . . . . . . . . . . . . . . . . 10
               SECTION 5.04. Parties in Interest . . . . . . . . . . . . . . 11
               SECTION 5.05. Covenants Concerning Corporate
                             Opportunity . . . . . . . . . . . . . . . . . . 11
               SECTION 5.06. [Intentionally Deleted] . . . . . . . . . . . . 11
               SECTION 5.07. Notices . . . . . . . . . . . . . . . . . . . . 11
               SECTION 5.08. Governing Law . . . . . . . . . . . . . . . . . 12
               SECTION 5.09. Entire Agreement; Amendment . . . . . . . . . . 12
               SECTION 5.10. Counterparts. . . . . . . . . . . . . . . . . . 12
               SECTION 5.11. Descriptive Headings. . . . . . . . . . . . . . 12

                       INDEX TO ANNEXES, EXHIBITS AND SCHEDULES


Item                     Description
----                     -----------

ANNEXES

     Annex I             Names, Addresses and Capital
                         Contributions of Purchasers

EXHIBITS

     Exhibit 4.01(d)     Second Amended and Restated
                         Registration Rights Agreement
     Exhibit 4.01(e)     Second Amended and Restated
                         Shareholders Agreement
     Exhibit 4.01(f)     Amended and Restated Articles of
                         Incorporation

SCHEDULES

     Schedule 2.04       Capital Stock Matters
     Schedule 2.07       Governmental Consents
     Schedule 2.09       Litigation
     Schedule 2.11       Title to Assets


                                      -ii-

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          THIS SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of November
2, 1994, is made by and among DECRANE AIRCRAFT HOLDINGS, INC., an Ohio corporation (the "Company"), and the several Purchasers named in Annex I hereto (each individually a "Purchaser" and collectively the "Purchasers").

                             PRELIMINARY STATEMENTS:

          A. The Company wishes to issue to the Purchasers, severally and not jointly, an aggregate of 271,471 Series C Convertible Preferred Shares, without par value (the "Shares"), on and subject to the terms and conditions contained herein.

          B. The Purchasers, severally and not jointly, wish to purchase, and exercise certain rights to receive, the Shares, all on the terms and subject to the conditions hereinafter set forth.


                                      AGREEMENT:

                                      ARTICLE I

                                      THE SHARES

          SECTION 1.01.  PURCHASE AND SALE OF SHARES.

          (a) On the Closing Date (as hereinafter defined) the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Shares set forth opposite the name of such Purchaser under the caption "Series C Convertible Preferred Shares to Be Purchased" on Annex I hereto at a purchase price of $1.50 per Share, and the Company shall issue and deliver to each Purchaser a share certificate or certificates in definitive form, registered in the name of the Purchaser, evidencing the Shares being purchased by it hereunder.

          (b) As payment in full for the Shares being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, each Purchaser shall deliver to the Company on the Closing Date a certified or official bank check payable to the order of the Company in the amount set forth opposite the name of such Purchaser under the caption "Cash Amount to Be Paid on the Closing Date" on Annex I hereto, or shall transfer such sum to the account of the Company by wire transfer.

          SECTION 1.02. CLOSING DATE. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Mayer, Brown & Platt, 787 7th Avenue, New York, N.Y. 10019, on November 2, 1994 or on such other date as may be

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mutually agreed upon by the Purchasers and the Company (such date of closing being herein called the "Closing Date").

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to, and agrees with, the Purchasers' as follows:

          SECTION 2.01.  ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

          (a) (i) The Company, and (ii) Tri-Star Holdings, Inc., an Ohio corporation ("TSH"), Tri-Star Electronics International, Inc., an Ohio corporation ("TSE"), Cory Holdings, Inc., an Ohio corporation ("CHI"), Tri-Star Technologies, Inc., an Ohio corporation ("Tech"), Unidec, S.A., a Swiss corporation ("Unidec"), Cory Components, Inc., a California corporation
("CCI"), Hollingshead International, Inc., a California corporation ("HII"), and Hollingshead International Limited, a private company incorporated in England ("Limited") (collectively, the "Subsidiaries"), are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdictions of their respective incorporations. Tri-Star Technologies, a California general partnership ("TST [caad 214]Partnership") and together with the Subsidiaries, the "Affiliates"), is duly formed and validly existing under the laws of the State of California. Each of the Affiliates is duly licensed or qualified to do business as a foreign corporation or partnership, as the case may be, and is in good standing in each other jurisdiction in which, on the date hereof, it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the operations or financial condition of the Company or the Affiliate, as the case may be (except that no representation or warranty is made with respect to the qualification or good standing of Unidec or Limited). The Company and each of the Affiliates has the corporate or partnership, as the case may be, power and authority to own and hold its respective properties and to carry on its respective businesses as currently conducted, and, with respect to the Company, to execute, deliver and perform this Agreement and the other agreements and transactions contemplated hereby, and to issue, sell and deliver the Shares and, upon conversion thereof, to issue and deliver the number of the Company's Common Shares, without par value (the "Common Shares"), issuable upon such conversion (the "Conversion Shares").

          (b) Except for the Affiliates, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible

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into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture or other noncorporate business enterprise.

          SECTION 2.02.  AUTHORIZATION OF AGREEMENT, ETC.

          (a) The execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby, and the issuance, sale and delivery of the Shares and the delivery of the Conversion Shares upon conversion of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Articles of Incorporation ("Articles of Incorporation") or Code of Regulations of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) The Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable. The Conversion Shares have been duly reserved for issuance upon conversion of the Shares and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and non-assessable Common Shares. Neither the issuance, sale and delivery of the Shares nor the issuance and delivery of the Conversion Shares upon conversion thereof are subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person.

          SECTION 2.03. VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

          SECTION 2.04. CAPITAL STOCK. After giving effect to the filing of the Articles of Incorporation referred to in Section 4.01(f), and assuming the consummation of the transactions contemplated herein, in the Credit Agreement (as defined in that certain Securities Purchase Agreement dated the date hereof among the Company, the Affiliates, Electra Associates, Inc., a Delaware corporation ("Electra") and Electra Investment Trust P.L.C., a corporation formed under the laws of England ("EIT") (the "Loan Agreement")), in the Loan Agreement, and in that certain Stock Purchase Agreement dated as of the date hereof between Key Equity Capital Corporation ("KEC"), EIT and Electra (the "Electra Agreement"):

          (a) The authorized capital stock of the Company consists of Eight Million (8,000,000) Common Shares, without par value, of which Two Hundred Ninety-Three Thousand Eight Hundred Forty (293,840) shares are issued and outstanding and held of record and beneficially as shown on Schedule 2.04 hereto; One Hundred Sixty-Seven Thousand Seven Hundred Two (167,702) shares of Series A Convertible Preferred Shares, all of which are issued and outstanding and held of record and beneficially as shown on Schedule 2.04 hereto; One Million Six Hundred Fifteen Thousand Two Hundred Two (1,615,202) shares of Series B Convertible Preferred Shares, of which One Million Five Hundred Eighty-Three Thousand Five Hundred Thirty-Two (1,583,532) are issued and outstanding and held of record and beneficially as set forth on Schedule 2.04 hereto; and Three Million (3,000,000) shares of Series C Convertible Preferred Shares, Two Million Two Hundred Seventy One Thousand Four Hundred and Seventy-One (2,271,471) of which are issued and outstanding and held of record and beneficially as set forth on Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (b) The authorized capital stock of TSH consists of Seven Hundred Fifty (750) Common Shares, without par value, of which One Hundred (100) shares are issued and outstanding and held of record and beneficially as shown on
Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (c) The authorized capital stock of TSE consists of Seven Hundred Fifty (750) Common Shares, without par value, of which One Hundred (100) shares are issued and outstanding and held of record and beneficially as shown on
Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (d) The authorized capital stock of TST consists of Seven Hundred Fifty (750) Common Shares, without par value, of which One Hundred (100) shares are issued and outstanding and held of record and beneficially as shown on
Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (e) The authorized capital stock of CHI consists of Seven Hundred Fifty (750) Common Shares, without par value, of which One Hundred (100) shares are issued and outstanding and held of record and beneficially as shown on
Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (f) The authorized capital stock of CCI consists of One Hundred Thousand (100,000) Common Shares, without par value, of which One Thousand (1,000) shares are issued and outstanding and held of record and beneficially as shown on Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (g) The authorized capital stock of Unidec consists of Two Hundred
(200) fully paid-in bearer shares of par value, of which Two Hundred (200) shares are issued and outstanding and held of record and beneficially as shown on Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (h) Schedule 2.04 hereto describes the percentage ownership interest of each of the partners of TST Partnership in TST Partnership.

          (i) The authorized capital stock of HII consists of Twenty-Five Thousand (25,000) Common Shares, without par value, of which Three Thousand (3,000) shares are issued and outstanding and held of record and beneficially as shown on Schedule 2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (j) The authorized capital stock of Limited consists of Fifty Thousand (50,000) ordinary one-pound shares, of which One Thousand (1,000) shares are issued and outstanding and held of record and beneficially as shown on Schedule
2.04 hereto. All of such issued and outstanding capital stock is fully paid and nonassessable.

          (k) Other than as disclosed on Schedule 2.04 hereto, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Company or any Affiliate.

Except as disclosed in Schedule 2.04 or set forth in the Loan Agreement, the Articles of Incorporation, or the Shareholders Agreement (as defined below) (i) no subscription, warrant, option, convertible security or other right, contingent or otherwise, to purchase or acquire any shares of any class of capital stock of the Company or any Affiliate is authorized or outstanding,
(ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidence of indebtedness or assets, and (iii) neither the Company nor any Affiliate has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof.

          SECTION 2.05. FINANCIAL STATEMENTS. The Company has delivered to the Purchasers the audited balance sheets of the Company, as of December 31, 1993, and audited statements of income and cash flows for the Company for the fiscal year ended December 31, 1993; the unaudited balance sheets of the Company, Tri-Star Electronics, Inc., an Ohio corporation ("Tri-Star"), HII, CCI, TST Partnership and the Company as of December 31, 1993, and statements of income and cash flows for Tri-Star, CCI, TST Partnership and the Company for the eight-month period ended August 31, 1994; and the audited balance sheet of Unidec as of December 31, 1993 and a statement of income and cash flow for Unidec for the eight-month period ended August 31, 1994. Such financial statements are true and correct in all material respects and fairly and accurately present the results of the operations of the entities to which they relate as of the dates and for the respective periods indicated therein. None of the Company, TST Partnership, CCI or Unidec has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not previously disclosed in writing to the Purchasers. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Company or TST Partnership, CCI or Unidec since the effective date of the most recent financial statements referred to in this
Section 2.05, and there has been no material adverse change in the business condition (financial or otherwise); operations, prospects or properties of TSH, TSE, CHI or Tech since the date of their respective incorporations.

          SECTION 2.06. OFFERING OF THE SHARES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any similar security of the Company has offered the Shares or any such security for sale to, or solicited any offers to buy the Shares or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchasers, and neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act of 1933 (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission thereunder) which might subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

          SECTION 2.07. GOVERNMENTAL APPROVALS. Assuming the correctness and completeness of all representations and warranties made on behalf of the Purchasers herein, to the best of the Company's knowledge, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement or the issuance, sale and delivery of the Shares or the Conversion Shares, except as disclosed on
Schedule 2.07 hereto.

          SECTION 2.08. DISCLOSURE. Nothing contained in this Agreement nor any Schedule annexed hereto, nor any certificate or other instrument referred to herein and furnished to the Purchasers by the Company, or any other materials delivered to the Purchasers in connection with the transactions contemplated herein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in the light of the circumstances under which they were made, not misleading.

          SECTION 2.09. LITIGATION. Except as set forth on Schedule 2.09 hereto, in the Loan Agreement or in the Credit Agreement (or the schedules, exhibits or attachments to the Loan Agreement or the Credit Agreement (collectively, the "Attachments")), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company, any Affiliate, or any of their respective properties at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality that would materially adversely affect the business or operations of the Company or any Affiliate.

          SECTION 2.10. PERFORMANCE. To the best of the Company's knowledge, the Company and each of the Affiliates have performed all material obligations required to be performed by them and are not in default in any material respect under or in breach in any material respect under any contract, agreement or instrument to which the Company or any Affiliate is a party or is subject, and no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any such contract, agreement or instrument.

          SECTION 2.11. TITLE TO ASSETS. Except as set forth on Schedule 2.11 hereto, the Company and each Affiliate have good and marketable title to, or valid leasehold interests in, their respective assets free and clear of all liens, security interests, charges and encumbrances, except for (i) liens for taxes not yet due and payable, (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants and conditions and restrictions affecting any real property, and (iii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws.

          Notwithstanding anything to the contrary contained in this Article II, the representations and warranties made by the

Company with respect to Unidec, Tech and CCI are made and limited to the actual knowledge of the Company with respect to the subject matter thereof.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          SECTION 3.01. INVESTMENT REPRESENTATIONS. Each Purchaser represents and warrants to the Company that it is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that it understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares in limited amounts under certain conditions. Each Purchaser (i) acknowledges that it has had a full opportunity to request from the Company and to review and has received all information which it deems relevant in making a decision to purchase the Shares being purchased by it hereunder, (ii) will comply with the restrictions on transferability of the Shares contained in the Registration Rights Agreement (as defined below) and the Shareholders Agreement (as defined below), (iii) is an accredited investor (as defined in the Securities Act) and has the experience in making investments to make its own investment decision, and (iv) is able to withstand the total loss of its investment in the Company.


                                       ARTICLE IV

                            CONDITIONS TO THE OBLIGATIONS OF
                             THE PURCHASERS AND THE COMPANY

          SECTION 4.01. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS AT CLOSING. The obligations of each Purchaser to perform its obligations hereunder on the Closing Date are subject to the satisfaction, on or before such date, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date.

         (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

         (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (d) REGISTRATION RIGHTS AGREEMENT. Each other Purchaser, DeCrane, Banc One Capital Partners Corporation, a Texas Corporation ("Banc One"), Brantley, Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("ING"), The Provident Bank, a banking association organized under the laws of the State of Ohio ("Provident") and the Company shall have executed and delivered the Second Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit 4.01(d) (the "Registration Rights Agreement").

         (e) SHAREHOLDERS AGREEMENT. Each other Purchaser, DeCrane, Banc One, Brantley, ING, Provident and the Company shall have executed and delivered the Second Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit 4.01(e) (the "Shareholders Agreement").

         (f) AMENDED AND RESTATED ARTICLES OF INCORPORATION. The Company shall have filed with the Secretary of State of the State of Ohio the Amended and Restated Articles of Incorporation in the form of Exhibit 4.01(f) attached hereto.

         (g) CLOSING OF TRANSACTIONS. The closing of the transactions contemplated by the Credit Agreement, the Loan Agreement and the Electra Agreement shall have occurred or shall occur simultaneously with the Closing.

         (h) OPINION OF COUNSEL. The Company shall have delivered to the Purchasers an opinion of counsel satisfactory to the Purchasers and their respective special counsel.

         All such documents shall be satisfactory in form and substance to the Purchasers and their respective special counsel.

         SECTION 4.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT THE CLOSING. The obligations of the Company to perform its obligations hereunder on the Closing Date are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article III hereof shall be true and correct on and as of the Closing Date.

         (b) PERFORMANCE. Each Purchaser shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by such Purchaser prior to or at the Closing Date.

         (c) REGISTRATION RIGHTS AGREEMENT. The Purchasers, DeCrane, Banc One, Brantley, Provident and ING shall have executed and delivered the Registration Rights Agreement.

         (d) SHAREHOLDERS AGREEMENT. The Purchasers, DeCrane, Banc One, Brantley, Provident and ING and shall have executed and delivered the Shareholders Agreement.

         (e) CLOSING OF TRANSACTIONS. The closing of the transactions contemplated by the Credit Agreement, the Loan Agreement and the Electra Agreement shall have occurred or shall occur simultaneously with the Closing.


                                      ARTICLE V

                                    MISCELLANEOUS

         SECTION 5.01. EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided that all reasonable legal fees and costs of the parties in connection with the transactions contemplated hereby shall be paid by the Company, whether or not such transactions shall be consummated.

         SECTION 5.02. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto, and the Conversion Shares upon conversion of the Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

         SECTION 5.03. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 5.04. PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         SECTION 5.05.  COVENANTS CONCERNING CORPORATE OPPORTUNITY.

         (a) Each Purchaser agrees that, until the first to occur of (i) January 1, 2001, (ii) the date upon which such Purchaser ceases to own any Shares or Conversion Shares, or (iii) an underwritten public offering covering the sale of Common Shares in which net proceeds to the Company are at least $25,000,000.00, such Purchaser shall be obligated to present to the Company, prior to making any commitment or investment on its own behalf, any opportunity for acquisitions, joint ventures or other forms of equity investment in any business or businesses engaged in the "Defined Aviation Business," as such term is defined in paragraph (b) hereof.

         (b) The term "Defined Aviation Business" shall mean and be limited to (i) the avionics manufacturing business, (ii) the business of maintaining, repairing and/or overhauling aircraft, and (iii) the business of manufacturing secondary hydraulics for the aviation industry.

         (c) Notwithstanding anything to the contrary in this Section 5.05, a Purchaser shall not be required to present any opportunity to the Company with respect to a Purchaser's stock ownership of less than 10% (on a fully diluted basis) in a privately held or publicly traded corporation, partnership, limited liability company or other business entity engaged in the Defined Aviation Business.

         SECTION 5.06.  [intentionally deleted)

         SECTION 5.07. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, addressed as follows:

         (a) if to the Company, at 115 West Montrose Avenue, Suite 210, Copley, Ohio 44321, attention of R. Jack DeCrane;

         (b)  if to any Purchaser, at its address set forth in Annex I hereto;

         (c) if to any other party hereto, to such party at its address appearing on the stock transfer records of the Company; and

         (d) if to any subsequent holder of Shares, Conversion Shares, to such holder at its address appearing on the stock transfer records of the Company;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

         SECTION 5.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         SECTION 5.09. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing and with the consent of (i) the holders of a majority of the outstanding Shares, and (ii) so long as any Purchaser holds any Shares, by each such Purchaser.

         SECTION 5.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.11. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

                            [The remainder of this page is
                              intentionally left blank]


                          *          *          *          *

                          *          *          *          *

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Share Purchase Agreement as of the day and year first above written.

                                  DeCRANE AIRCRAFT HOLDINGS, INC.

                                  By:  /s/ R. Jack DeCrane
                                       -----------------------------------
                                       R. Jack DeCrane, Chief Executive
                                            Officer

                                  ELECTRA INVESTMENT TRUST P.L.C.

                                  By:
                                       -----------------------------------

                                  Its:
                                       -----------------------------------


                                  ELECTRA ASSOCIATES, INC.

                                  By:
                                       -----------------------------------

                                  Its:
                                       -----------------------------------


                                  DSV PARTNERS, IV

                                  By:  DSV Management Ltd., its
                                       general partner

                                       By:  /s/James R. Bergman
                                            ---------------------------------
                                            James R. Bergman, General Partner

                          *          *          *          *

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Share Purchase Agreement as of the day and year first above written.

                                  DeCRANE AIRCRAFT HOLDINGS, INC.

                                  By:
                                       -----------------------------------
                                       R. Jack DeCrane, Chief Executive
                                            Officer

                                  ELECTRA INVESTMENT TRUST P.L.C.

                                  By:  /s/ H.A.L.H. Mumford
                                       -----------------------------------

                                  Its: H.A.L.H. MUMFORD, Director
                                       -----------------------------------


                                  DSV PARTNERS, IV

                                  By:  DSV Management Ltd., its
                                       general partner

                                       By:
                                          --------------------------------
                                          James R. Bergman, General Partner


                                  BANC ONE CAPITAL PARTNERS CORPORATION

                                       By:
                                          --------------------------------
                                          Suzanne Kriscunas, President


                                  BRANTLEY VENTURE PARTNERS II, L.P.

                                  By:  Brantley Venture Management II,
                                       L.P., its general partner

                                    By:  Pinkas Family Partners, L.P.,
                                         its general partner

                                      By:
                                         ---------------------------------
                                         Raymond J. Rund, general partner

                                  KEY EQUITY CAPITAL CORPORATION

                                       By:
                                          --------------------------------
                                          Raymond A Lancaster, President


                                       -----------------------------------
                                       R. JACK DECRANE, in his individual
                                       capacity